Exhibit 10.28

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into effective as of the 14th day of July, 2021 (the “Signature Date”) between Enanta Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, with offices at 500 Arsenal Street, Watertown, MA 02472, and Nathalie Adda, M.D, having a principal residence in Cambridge, Massachusetts (“Consultant”) (each, a “Party” and collectively, the “Parties”).

RECITALS

Whereas, Consultant is retiring as the Chief Medical Officer and employee of the Company as of February 28, 2022 (the “Effective Date”).

Whereas, the Company, on behalf of itself and its successors, desires to obtain further services of Consultant on a consulting basis, and Consultant is willing to render such services to the Company, upon the terms and conditions set forth below, in the field of clinical development of drug candidates to treat viral infections and liver diseases (the “Field of Interest”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Consultant hereby agree as follows:

ARTICLE 1. ENGAGEMENT AND SCOPE OF WORK

1.1. Engagement. Subject to the following terms and conditions, the Company hereby engages Consultant to perform such consulting and advisory services in the Field of Interest as the Company may from time to time reasonably request (and any other services outside the Field of Interest with the mutual written agreement of the Parties) for the equivalent of forty percent (40%) of full time per month (no less than seventy hours per month), and Consultant accepts such engagement. Such services are referred to herein as the “Services.” The Services to be performed by Consultant for the Company shall be under the general supervision of the Chief Executive Officer of the Company or any new Chief Medical Officer he may designate and, until such time as the Company has appointed a new Chief Medical Officer, may include Consultant continuing to serve as the Chief Medical Officer for any clinical study for which Consultant served in such capacity before the Effective Date. The Services may be sought by the Company over the telephone, video conference call, in writing or by email, or in person at the Company or in other locations and at times as mutually agreed upon. Consultant shall devote Consultant’s reasonable, professional efforts and ability to the performance of the Services.

1.2. Nature of Relationship. The Parties acknowledge and agree that, subject to Section 4.1 and the other remaining provisions of this Agreement, Consultant is entering into a consulting relationship with the Company that is exclusive in the Field of Interest.

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ARTICLE 2. COMPENSATION AND EXPENSES

2.1. Cash Compensation. For all Services provided under this Agreement, the Company will pay Consultant at the rate of thirty-one thousand five hundred dollars ($31,500) per month (the “Base Rate”), which will be prorated to the extent less than the equivalent of 70 hours of Services have been rendered during the month. Consultant will work with the Company's CEO to establish a mutually acceptable work schedule. Consultant will invoice the Company by the fifth day of each month for Services rendered in the preceding month, providing reasonable detail as to the Services performed and the date and the time associated therewith, and the Company shall pay on the fifteenth of the month the Base Rate after making adjustments, if any, for the amounts due for the Services invoiced for the prior month. Accordingly, on April 15, 2022 the Company payment shall be the Base Rate for an appropriately invoiced amount for Services performed in the March portion of the Term, and subsequent monthly payments of the Base Rate will be adjusted to account for any variation in the invoice for the prior month’s Services from the 70 hours per month. In no event shall the total of payments for Services provided hereunder exceed the total of the monthly Consulting Rate for the months during the Term unless otherwise mutually agreed by the Parties to increase the number of hours. All invoices shall be sent to the attention of Company's Accounting Supervisor at kcapps@enanta.com.

2.2 Equity Compensation and Benefits.

(a)
Nonstatutory stock options and restricted stock units. Consultant’s existing Company nonstatutory stock options (a/k/a “nonqualified stock options”) and her unvested Enanta restricted stock units shall continue to vest during the Term of her consultancy under this Agreement and shall continue to be exercisable in accordance with their terms and conditions, with the date of termination of her consultancy being the date that triggers the three-month period of continued option exercisability. Consultant acknowledges that she will remain subject to the Company’s trading black-out policy during her consultancy and, therefore, if she is not prepared to exercise her options without selling any shares, she should consider executing a new Rule 10b5-1 plan to enable exercises of her stock options and sales of the shares acquired during her consultancy or after the Term.

(b)
2020-2021 PSUs and rTSRUs. Consultant’s unvested 2020-2021 PSUs and rTSRUs, for which the performance period ends on December 31, 2021, will vest and settle on February 12, 2022 in accordance with their terms.

(c)
New Equity Awards. During her continued employment Consultant will be eligible to receive prorated annual equity awards at the end of 2021 (e.g., one-eighth in the case of awards with four-year vesting and a six-month prorated amount (1/4 x 1/2)) of each annual equity award that she would otherwise be eligible to receive, and that such prorated awards shall each vest (i) in the case of stock options, in equal amounts over the six months following the date of the award and (ii), in the case of any award normally subject to annual vesting, on the same day of the month in May 2022 as the day of the month that the award is granted in 2021.

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(d)
Termination of other equity awards. Consultant acknowledges that, as a result of her retirement and termination of her employment on the Effective Date, (i) she will only have three months from the Effective Date to exercise her vested shares under her existing Company incentive stock options; (ii) her unvested 2021-2022 Enanta PSUs and rTSRUs will terminate on the Effective Date without any shares vesting thereunder; and (iii) she will not be eligible for any new annual awards of PSUs, rTSRUs or comparable performance awards granted to other executive officers of the Company.

(e)
Termination of other benefits. Consultant acknowledges that her other fringe benefits provided to her as an employee will terminate on the Effective Date, and that the Company will be providing her additional information regarding the termination of those benefits.

2.3 Expenses. The Company shall also reimburse Consultant for all reasonable and necessary expenses incurred or paid by Consultant, after having obtained the prior written approval of an officer of the Company, in connection with, or related to, the performance of the Services hereunder and after having provided the Company an itemization and documentation of such expenses. If travel is required, the parties agree that airline travel will be in coach class.

2.4 Indemnification Agreement. Consultant’s service to the Company under this Agreement shall be deemed for all purposes to be performed by Consultant while acting pursuant to her “Corporate Status” under the Indemnification Agreement dated as of June 29, 2015 between the Company and Consultant, thereby resulting in such service entitling Consultant to all the rights to indemnification provided thereunder as though she were still an officer of the Company during the Term.

ARTICLE 3. THIRD PARTY RESTRICTIONS AND POLICIES

3.1 Absence of Restrictions. Consultant represents and warrants that Consultant is presently under no contractual or other restrictions or obligation which is inconsistent with Consultant’s execution of this Agreement or the performance of the Services hereunder, and during the term of this Agreement, Consultant agrees not to enter into any agreement, either written or oral, that conflicts with Consultant’s obligations under this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement does not and will not breach any agreement or obligation to keep in confidence proprietary information acquired by Consultant from a third party in confidence or in trust.

ARTICLE 4. CONFIDENTIALITY, INVENTIONS,

NON-COMPETITION AND NON-SOLICITATION

4.1. Existing Employee Confidentiality, Inventions, Non-Competition and Non-Solicitation Agreement. Consultant agrees to continue to be bound by the terms of her existing Employee Confidentiality, Inventions, Non-Competition and Non-Solicitation Agreement (the “Confidentiality Agreement”) during the term of the consultancy under this Agreement, and

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thereafter, in accordance with its terms; provided, however, that with respect to any provision that applies for a specific term after termination of Consultant’s employment by the Company such term shall commence as of the Effective Date and not as the end of the Term.

4.2 Ownership; Consultant Obligations. Consultant understands that the Company continually obtains and develops valuable Confidential Information. Consultant acknowledges that Consultant’s relationship with the Company is one of high trust and confidence and that in the course of Consultant’s engagement with the Company Consultant will have access to and contact with Confidential Information. Consultant acknowledges that the Company is and shall at all times remain the sole owner of the Confidential Information. Accordingly, to confirm the extent of Consultant’s confidentiality obligations and the Company’s rights with respect to all Confidential Information disclosed to or developed by Consultant in the performance of the Services, and without intending to limit Consultant’s obligations, with respect to all Confidential Information Consultant acknowledges and agrees:

(a) that all Confidential Information, and all material or medium, including, without limitation, all files, letters, memoranda, reports, data, forms, manuals, sketches, laboratory notebooks, computer records or files, and other records and any other written, photographic, electronic or tangible material or medium, containing the Confidential Information prepared or compiled by Consultant or furnished to or accessible by Consultant in the course of Consultant’s engagement are and shall remain the exclusive property of the Company or the third party providing such Confidential Information to Consultant or the Company;

(b) that Consultant shall not, during the term of the engagement and thereafter, publish, disclose or otherwise make available to any third party, any Confidential Information, except (i) to employees of the Company as required in connection with the performance of the Services, or (ii) as otherwise expressly authorized in writing by the Company;

(c) that Consultant shall not use such Confidential Information for Consultant’s own benefit, or for the benefit of any other person or business entity, or for any other purpose, except for the performance of the Services to the Company and in accordance with any Company policies with respect to the protection of such Confidential Information;

(d)
that Consultant shall use the Confidential Information in accordance with all applicable governmental laws, rules, and regulations; and

(e)
that Consultant will exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information in Consultant’s possession and not to remove any material or medium containing Confidential Information from the Company’s premises except to the extent necessary to perform the Services.

Consultant further acknowledges and agrees that Consultant has an affirmative duty to immediately inform the Company if Consultant becomes aware that there is, or there is contemplated, suggested, or solicited by any person, any unauthorized use or disclosure of the Confidential Information. Upon the termination of the engagement, or at any time upon the

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Company’s request, Consultant shall return immediately to the Company any and all material or medium containing any Confidential Information, or copies thereof.

4.3 Publications. Consultant agrees that the Services and the results of the Services may not be published or referred to, in whole or in part, by Consultant without the prior expressed written consent of the Company.

4.4 Company Announcement. Consultant acknowledges and agrees that within two business days after the Signature Date the Company will issue a press release announcing Consultant’s retirement from Enanta, and any quote therein attributed to Consultant shall be mutually agreed between the Parties.

ARTICLE 5. TERM AND TERMINATION

5.1 Term. The term of the consultancy under this Agreement shall commence on the Effective Date and shall remain in effect until May 31, 2022 (the “Term”), unless extended by mutual written agreement of the Parties, or earlier terminated in accordance with the provisions of this Article 5.

5.2 Termination by Either Party. Either Party may terminate this Agreement effective after the Effective Date upon thirty (30) days prior written notice, with or without cause. Notwithstanding the foregoing, the Company may terminate this Agreement immediately upon giving written notice of termination to Consultant if Consultant breaches or threatens to breach any provision of Articles 3 or 4 or the Confidentiality Agreement. In addition, the Company may terminate this Agreement effective immediately upon written notice to Consultant (or her legal representative) in the event of death or legal incapacity of Consultant. Any termination for cause hereunder shall be without prejudice to any right or remedy the terminating Party may otherwise have under this Agreement.

5.3 Effect of Expiration or Termination. Upon expiration or termination of this Agreement, neither Consultant nor the Company shall have any further obligations under this Agreement, except for liabilities accrued through the date of termination (including amounts payable to Consultant pursuant to Article 2 through the termination date) and Article 4, and this Section 5.3 shall survive.

ARTICLE 6. MISCELLANEOUS

6.1. Independent Contractor. During the consultancy contemplated hereby after the Effective Date, Consultant shall be an independent contractor under this Agreement and will not be an employee or agent of the Company, and as a result will not be entitled to participate in, or receive any benefit, coverage, privilege or right as an employee, including without limitation, social security, unemployment, medical, pension, or under any employee benefit or welfare plan of the Company nor have authority to represent or bind the Company in any manner in dealings with third parties. Consultant shall have sole responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws and for filing all required tax forms with respect to any amounts paid by the

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Company to Consultant hereunder. Consultant shall indemnify and hold the Company harmless against any claim or liability (including penalties) resulting from failure of Consultant to pay such taxes or contributions or file any such tax forms.

6.2. Notices. All notices to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given to a Party (a) upon delivery if delivered by hand, (b) one day after dispatch by any reputable overnight commercial courier, delivery confirmation requested or (c) by electronic email, provided that there is electronic confirmation of delivery, to such Party at its address set forth below or at such other address as such Party shall have designated by notice in writing to the other Party. The addresses and other contact information for the Parties are as follows:

If to Consultant: Nathalie Adda, M.D. _____________ _____________ Email:_________________

If to the Company:

Enanta Pharmaceuticals, Inc.

500 Arsenal Street

Watertown, MA 02472

Attention: Nathaniel S. Gardiner

Sr. Vice President & General Counsel

Email: ngardiner@enanta.com

With a copy to: Paul J. Mellett

Chief Financial Officer

Email: pmellett@enanta.com

All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party, (ii) if sent by private courier, on the day such notice is delivered to the receiving party, or (iii) if sent by electronic email with electronic confirmation of delivery, on the date sent, or if sent after normal business hours of the recipient, on the next business day in the Commonwealth of Massachusetts.

6.3. Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement and all other provisions shall remain in full force and effect. If any provision in this Agreement shall be held to be excessively broad, it shall be construed by limiting it so as to be enforceable to the extent compatible with applicable law.

6.4. Captions. Captions of Articles and Sections of this Agreement have been added only for convenience, shall not be deemed to be a part of this Agreement, and shall not be admissable for the purpose of proving the intent of the Parties.

6.5. Complete Agreement; Amendments. This Agreement, including any Schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter of this Agreement, including

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without limitation Consultant’s Employment Agreement with the Company dated as of June 29, 2015. This Agreement may not be modified or amended except in a writing signed by both Parties.

6.6. Rights of Publicity. The Company shall have the right to use Consultant’s name and likeness in any publicity materials prepared by the Company and in presentations to current or prospective clients, investors and others, provided that such use accurately describes the nature of Consultant’s relationship with, or contribution to, the Company. Consultant shall not have the right to use the Company’s name in any publications or publicity materials prepared by Consultant without obtaining the prior written consent of the Company.

6.7. Applicable Law; Consent to Jurisdiction. This Agreement shall be considered to have been made in the United States and shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts, United States of America, without regard to its conflicts of laws principles. Any action, suit or other legal proceeding which either Party may commence to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a state or federal court of the Commonwealth of Massachusetts, and the Parties hereby consent to the exclusive jurisdiction of such court with respect to any action, suit or proceeding commenced in such court by the Company.

6.8. Nonwaiver Provision. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

6.9. Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either Party hereto without the prior written consent of the other Party, except that the Company may assign this Agreement to a subsidiary or affiliate or in connection with the merger, consolidation or sale of all or substantially all of its business or assets to which the Services relate.

6.10. Faxed/.pdf Signatures; Counterparts. In the event the Parties execute this Agreement by exchange of faxed or .pdf signed copies, the Parties agree that, upon being signed and delivered by both parties, this Agreement shall become effective and binding and that faxed and/or .pdf signed copies will constitute evidence of the existence of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

6.11 Legal and Equitable Relief. The Parties acknowledge and agree that the restrictions contained in Articles 3 and 4 of this Agreement and in the Confidentiality Agreement are necessary for the protection of the business and goodwill of the Company and are reasonable for such purpose. Consultant acknowledges and agrees that any breach of any of the aforementioned restrictions and obligations by Consultant is likely to cause substantial and irreparable injury to the Company; such injury is likely to be difficult to measure; and monetary damages, even if ascertainable, are likely to be inadequate compensation for such injury. Therefore, in the event of any breach by Consultant of any such restrictions and obligations, the Company shall be entitled (in addition to monetary damages and to any other remedies available to the Company under this

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Agreement and at law) to equitable relief, including injunctive relief, and to payment by Consultant of all costs incurred by the Company in enforcing of such provisions, including reasonable attorneys’ fees. Should Consultant violate any obligation imposed on Consultant under this Agreement, Consultant acknowledges and agrees that Consultant shall continue to be bound by the obligation until a period equal to the term of such obligation has expired without violation of such obligation.

6.12 Acknowledgement. CONSULTANT ACKNOWLEDGES THAT CONSULTANT HAS CAREFULLY READ ALL OF THE PROVISIONS OF THIS AGREEMENT, HAD AN OPPORTUNITY TO CONSULT LEGAL COUNSEL, AND UNDERSTANDS AND AGREES TO EACH OF SUCH PROVISIONS. CONSULTANT REPRESENTS THAT CONSULTANT IS KNOWLEDGEABLE ABOUT THE BUSINESS OF THE COMPANY AND RECOGNIZES AND AGREES THAT THE ENFORCEMENT OF THIS AGREEMENT IS NECESSARY TO ENSURE THE PRESERVATION, PROTECTION AND CONTINUITY OF THE BUSINESS, TRADE SECRETS AND GOODWILL OF THE COMPANY. CONSULTANT AGREES THAT, DUE TO THE PROPRIETARY NATURE OF THE COMPANY’S BUSINESS, THE RESTRICTIONS SET FORTH IN THIS AGREEMENT ARE REASONABLE AS TO TIME AND SCOPE. CONSULTANT EXPRESSLY AGREES THAT THE OBLIGATION OF THE COMPANY TO MAKE PAYMENTS TO OR ON BEHALF OF CONSULTANT UNDER THIS AGREEMENT IS EXPRESSLY CONDITIONED UPON CONSULTANT’S CONTINUED FULL PERFORMANCE OF THE OBLIGATIONS UNDER THE TERMS HEREOF.

IN WITNESS WHEREOF, the Company and Consultant have duly executed and delivered this Agreement as of the date first written above.

Enanta Pharmaceuticals, Inc. consultant

By: ___/s/ Jay R. Luly, Ph.D._____ By: ___/s/ Nathalie Adda____________

Name: Jay R. Luly, Ph.D. Nathalie Adda, M.D., individually

Title: President & Chief Executive Officer

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